I-Sector Corporation AMEX: ISR Second Quarter Ended June 30, 2004 Results and Outlook

Safe Harbor Statement This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements associated with words such as "anticipate," "believe," "expect," "hope," "should," "will" or other similar words are forward-looking statements. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our financial results press release issued today as well as in our 2003 annual report on Form 10-K, which we urge you to read. This presentation is made as of August 11, 2004. We will not revise or update the forward looking statements contained herein as events and circumstances change. AMEX: ISR

2nd Quarter Consolidated Results Of Operations AMEX: ISR Quarter Ended June 30, 2003 2004 Change Revenue $15,870 $21,887 38% Gross profit 2,729 4,299 58% Gross margin 17.2% 19.6% SG&A expenses 3,562 4,236 19% Net income (loss) (640) 51 Diluted shares 3,636 4,939 EPS (0.18) 0.01 Unaudited; In thousands, except EPS

2nd Quarter Results Compared To Our Guidance AMEX: ISR Revenue was $21.9 million vs. guidance of $20-$23 million. Net profit was $51,000 vs. guidance of $150,000-$350,000. Net profit was below the mid-point of guidance even though revenue was with guidance primarily because of four issues totaling about 0.9% of revenue: Higher margin Stratasoft revenue was below our expectation $100,000 (+/-) Internetwork Experts personnel costs higher than planned $ 85,000 Equity offering expenses not allocated to offering cost $ 32,000 Settlement of EEOC/former employee matter $ 24,000 Legal fees higher than expected $ 20,000 Unaudited

YTD / 6 Months Consolidated Results Of Operations AMEX: ISR 6 Months Ended June 30, 2003 2004 Change Revenue $25,951 $36,162 39% Gross profit 5,005 7,834 57% Gross margin 19.3% 21.7% SG&A expenses 6,939 7,734 11% Net Income (loss) (1,731) 91 Diluted shares 3,633 4,658 EPS (0.48) 0.02 Unaudited; In thousands, except EPS

2nd Quarter Consolidated Revenue Sources AMEX: ISR Quarter Ended June 30, 2003 2004 Change Product sales $12,703 $16,609 31% Gross margin 11.8% 11.8% Services 1,656 3,109 88% Gross margin 18.1% 34.0% Custom projects/Stratasoft software 1,511 2,169 44% Gross margin 62.0% 59.2% Unaudited; In thousands

Internetwork Experts, Inc. AMEX: ISR Quarter Ended June 30, 2003 2004 Change Unaudited, In thousands 2nd Qtr Subsidiary / Segment Results Operating Results Revenue Sources Product sales $12,253 $16,354 33% Gross profit 1,407 1,914 36% Gross margin 11.5% 11.7% Services $ 782 $ 1,625 108% Gross profit 25 480 1,820% Gross margin 3.2% 29.5% Revenue $13,035 $17,979 38% Gross profit 1,432 2,394 67% Gross margin 11.0% 13.3% SG&A expenses 1,448 2,318 60% Operating income (16) 76

Stratasoft, Inc. AMEX: ISR Quarter Ended June 30, 2003 2004 Change Operating Results Revenue $1,511 $2,169 44% Gross profit 937 1,283 37% Gross margin 62.0% 59.2% SG&A expenses 1,344 1,131 (16%) Operating income (407) 152 2nd Qtr Subsidiary / Segment Results Unaudited; In thousands

Valerent, Inc. AMEX: ISR Quarter Ended June 30, 2003 2004 Change Unaudited, In thousands Operating Results Revenue Sources Product sales $ 509 $ 505 (1%) Gross profit 85 45 (49%) Gross margin 17.1% 8.7% Services $ 874 $ 1,484 70% Gross profit 275 577 111% Gross margin 31.4% 38.9% Revenue $ 1,383 $ 1,989 44% Gross profit 360 622 72% Gross margin 26.0% 31.3% SG&A expenses 536 486 (9%) Operating income (176) 136 2nd Qtr Subsidiary / Segment Results

Selected Balance Sheet Information AMEX: ISR Dec 31, Jun 30, 2003 2004 (unaudited) Assets: Cash $ 2,172 $ 7,220 Accounts receivables, net 9,802 13,253 Inventory 1,038 1,949 Non-current assets 3,124 3,032 Liabilities: Debt $ 2,013 $ 272 Accounts payable 6,524 9,801 Accrued expenses 2,676 2,828 Stockholders' equity $ 6,619 $14,335 In thousands

AMEX: ISR Dec 31, Jun 30, 2003 2004 Change On-hand inventory $ 418 $ 555 33% In-transit inventory 209 1,060 407% Other inventory categories 411 334 (18.3%) Total balance sheet inventory $ 1,038 $ 1,949 88% Most of inventory increase was "in-transit inventory" This is an indicator of activity at quarter-end in which Cisco ships product in the last days of the quarter - such inventory is sold to customer the next month. Unaudited, In thousands Balance Sheet - Inventory

2nd Quarter Achievements Road show and completed equity offering. Moved Dallas office to new facilities. New contracts: Contract expected to generate $25 to $35 million over four quarters. Contract to implement 3,500 IP Telephony phones with expected revenue of $1.7 million over two quarters. Began process of increasing credit facility used to purchase Cisco products; temporary credit line increase is in place; working to increase credit facility from $15 million to $25 million. Stratasoft introduced new work flow management application for Cisco IP communications. Started acquisition expansion effort. AMEX: ISR

Status Of Our Search For Accretive Acquisitions Identified over 50 organizations in U.S. that might be targets. Target organizations range in size from approximately $5 million to $50 million in annual revenues. Visited with and engaged in discussions with six firms ranging in size from approximately $10 million to $20 million in annual revenue. AMEX: ISR

Outlook / Forecast for Q3 and Q4 Revenue growth of 14%-29% to $24-$28 million compared to $21.0 million Net profit of $600,000 to $900,000 compared to a profit of $194,000. Diluted EPS of $0.11 to $0.17 on 5,500,000 shares compared to $0.04 on 3,974,298 shares. AMEX: ISR Third Quarter Ending 9/30/04 Revenue growth of 58%-77% to $24-$27 million. Net profit of $200,000 to $400,000 compared to a loss of $299,000. Diluted EPS of $0.04 to $0.07 on 5,600,000 shares compared to a loss of $0.08 on 3,874,730 shares. Fourth Quarter Ending 12/31/04 Forward-looking statement subject to risks. Please see Safe Harbor Statement

Annual Trend Based On Mid-Point Of Outlook For Q3 and Q4 2000 2001 2002 2003 2004 Revenue 17.087 23.62 42.021 62.152 87.66 AMEX: ISR 2004 data is a based on mid-range of outlook for Q3 and Q4 and is subject to risks. Please see Safe Harbor Statement 2000 2001 2002 2003 2004 -5.36 -4.278 -2.356 -2.334 1.141 Revenue Net Profit (Loss)

Our Optimism Is Growing AMEX: ISR Forward-looking statement subject to risks. Please see Safe Harbor Statement It appears that customer demand is growing and that the move to "full adoption" of IP Telephony and converged IP Communications technology is moving forward. Our expectation for revenues is for record levels of revenue over the next two reportable quarters. The current quarter started off very strong. The percentage of our current and next quarter revenue forecast that is supported by "contracts in hand" is the highest ever. Demand by our customers for our higher gross margin services appears to be stronger than ever before. We are optimistic that there are at least several acquisition targets that are a good fit and which could be closed relatively quickly.